Exhibit 99.1

NEWS RELEASE

Contact:	Alliance Data Tiffany Louder – Investor Relations Alliance Data 214.494.3048 tiffany.louder@alliancedata.com Shelley Whiddon – Media 214.494.3811 shelley.whiddon@alliancedata.com	Epsilon Britta Petersen – Media 773-796-5434 britta.petersen@epsilon.com

ALLIANCE DATA PROVIDES STATEMENT REGARDING FACEBOOK'S
ANNOUNCED WIND-DOWN OF DATA PROVIDER RELATIONSHIPS

PLANO, TX., March 29, 2018 -- As a result of the volume of investor and analyst inquiries regarding Facebook's recent announcement regarding the wind-down of its relationships with "data brokers," the Company is issuing the following statements:

-	Epsilon and its affiliates primarily help clients use their first-party data to more effectively reach consumers across many channels;

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Neither Epsilon nor any of its affiliates has any material relationship with any social media platform -- Epsilon works primarily through non-social media channels, which enhances its ability to measure marketing ROI;

-	Epsilon and its affiliates are leaders in data privacy -- protecting consumer privacy, safeguarding data and promoting trust in marketing are fundamental to our businesses; and

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Facebook's recently announced policy changes with respect to "data brokers" are not expected to have any material impact on Epsilon and its affiliates, or Alliance Data as a whole, and Alliance Data is reaffirming the financial guidance previously provided.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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